Exhibit 99.1

Media Contact: Jen Bernier MIPS Technologies, Inc. +1 650 567-5178 jenb@mips.com	Investor Contact: Juli Dowhan MIPS Technologies, Inc. +1 650 567-5100 ir@mips.com

MIPS Technologies Announces Divestiture
of its Analog Business Group

Bolsters Balance Sheet; Refocuses on Core Competencies

MOUNTAIN VIEW, Calif. – May 8, 2009 – MIPS Technologies, Inc. (NasdaqGS: MIPS), a leading provider of industry-standard processor architectures and cores for home entertainment, communications, networking and portable multimedia markets, today announced the divestiture of its Analog Business Group. Synopsys, Inc. (Nasdaq: SNPS) acquired the business unit in an all-cash transaction for $22 million, effective immediately. This transaction enables MIPS Technologies to focus exclusively on its core competencies in microprocessor IP, continuing to build on its leadership position in markets like the digital home and networking, while expanding its presence in other key markets. The Analog Business Group was formed through MIPS’ acquisition of Chipidea Microelectronica S.A. in August 2007.

“We believe this action will improve shareholder value, increase profitability, boost our competitive position and enable us to focus all of our resources on solving our customers’ most immediate design challenges,” said John Bourgoin, MIPS Technologies president and CEO. “MIPS has tremendous opportunities in our industry-leading processor IP, development tools and robust ecosystem, and we are laser-focused on growing our business in these areas. Synopsys has a long-term mixed-signal IP business that will be significantly stronger as a result of this deal.”

MIPS Technologies invites you to listen in a live conference call to management’s discussion of this news. The conference call will be held today, May 8, 2009, at 6:00 a.m. Pacific Time. The conference call number is 212-519-0814, and the replay number is 203-369-0099. The password for both calls is MIPS. The replay will be available for 30 days shortly following the end of the conference call.

About MIPS Technologies, Inc.
MIPS Technologies, Inc. (NasdaqGS: MIPS) is a leading provider of industry-standard processor architectures and cores that power some of the world’s most popular products for the home entertainment, communications, networking and portable multimedia markets. These include broadband devices from Linksys, DTVs and digital consumer devices from Sony, DVD recordable devices from Pioneer, digital set-top boxes from Motorola, network routers from Cisco, 32-bit microcontrollers from Microchip Technology and laser printers from Hewlett-Packard. Founded in 1998, MIPS Technologies is headquartered in Mountain View, California, with offices worldwide. For more information, contact (650) 567-5000 or visit www.mips.com.

Forward Looking Statements
This press release contains forward-looking statements; such statements are indicated by forward-looking language such as “plans”, “anticipates”, “expects”, “will”, and other words or phrases contemplating future activities including statements regarding MIPS Technologies’ expectations regarding customers’ use of MIPS’ products. These forward-looking statements include MIPS’ expectation regarding improvements in financial results. Actual events or results may differ materially from those anticipated in these forward-looking statements as a result of a number of different risks and uncertainties, including but not limited to: the fact that there can be no assurance that our products will achieve market acceptance, difficulties that may be encountered in the divesting of the Chipidea business, changes in our research and development expenses, the anticipated benefits of our partnering relationships may be more difficult to achieve than expected, the timing of or delays in customer orders, delays in the design process, the length of MIPS Technologies’ sales cycle, MIPS Technologies’ ability to develop, introduce and market new products and product enhancements, and the level of demand for semiconductors and end-user products that incorporate semiconductors, in particular the level of demand in these markets during the recessionary period currently affecting global economies. For a further discussion of risk factors affecting our business, we refer you to the risk factors section in the documents we file from time to time with the Securities and Exchange Commission.

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